Exhibit 99.2
Pro Forma Financial Information
Pro forma financial information giving effect to the merger between Jasper Ventures Inc. and DesignLine International Corporation.

Page

Pro forma Combined Balance Sheet as of July 4, 2009	F-2
Pro forma Combined Statement of Income for the year ended December 31, 2008	F-3
Pro forma Combined Statement of Income for the six month ended July 4, 2009	F-4

PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma financial information is presented below:
•	A pro forma consolidated balance sheet as of July 4, 2009, which gives effect to the merger as if it had been consummated as of July 4, 2009.
•	A pro forma consolidated statement of income for the year ended December 31, 2008, which gives effect to the merger as if it had been consummated as of January 1, 2008.
•	A pro forma consolidated statement of income for the six months ended July 4, 2009, which gives effect to the merger as if it had been consummated as of December 31, 2008.
We prepared the pro forma information based upon the financial statements of DesignLine International Holdings, LLC, which subsequently converted to a C-corporation by merging with and into DesignLine International Corporation on July 22, 2009 (“DesignLine”), and Jasper Ventures, Inc. (“Jasper Ventures”) giving effect to the transaction under the assumptions and adjustments set forth in the footnotes to the pro forma consolidated financial statements.
The pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the merger had been in effect on the dates indicated or which may be obtained in the future.
You should read the pro forma consolidated financial statements in conjunction with the financial statements and notes to financial statements included in this Current Report. See “Financial Statements and Supplementary Data.”

Jasper Ventures, Inc.
Pro Forma Consolidated Balance Sheet as of July 4, 2009
Unaudited

		Jasper
	DesignLine	Ventures	Pro Forma Adjustments
	July 4, 2009	July 31, 2009	Debit		Credit		Combined Total
Assets
Current Assets
Cash and Cash Equivalents	$222,794	$292	$—		$—		$223,086
Restricted Cash	4,172,435	—	—		—		4,172,435
Accounts Receivable, Net	6,555,786	—	—		—		6,555,786
Inventories, Net	7,241,849	—	—		—		7,241,849
Prepaid Expenses and Other Current Assets	2,964,198	—	—		—		2,964,198

Total Current Assets	21,157,062	292	—		—		21,157,354

Property, Plant and Equipment, Net	5,168,280	—	—		—		5,168,280
Goodwill	2,768,000	—	—		—		2,768,000
Intangible Assets, Net	6,882,056	—	—		—		6,882,056
Other Assets	3,407,000						3,407,000

Total Assets	$39,382,398	$292	$—		$—		$39,382,690

Liabilities and Members’ Equity
Current Liabilities
Current Maturities of Long-Term Debt	$877,604	$—	$—		$—		877,604
Accounts Payable	9,583,521	—	—		300,000	(4)	9,883,521
Short-Term Borrowings	7,807,356	—	—		—		7,807,356
Accrued Payroll and Benefits	1,185,142	—	—		—		1,185,142
Advance Payments on Contracts	9,372,549	—	—		—		9,372,549
Convertible Notes	2,300,000	—	—		—		2,300,000
Loan from Director	—	6,150	—		—		6,150
Other Current Liabilities	243,701	—	—		—		243,701

Total Current Liabilities	31,369,873	6,150	—		300,000		31,676,023

Long-Term Debt, Net of Current Maturities	208,811	—	—		—		208,811

Total Liabilities	31,578,684	6,150	—		300,000		31,884,834

Commitments and Contingencies

Stockholders’ Equity

Member Contributions	22,080,829 (1)	—	22,080,829	(3)	—		—
Common Stock	—	6,160 (2)	5,000	(4)	3,192	(3)	40,926
					1,495	(5)
					35,079	(6)
Additional Paid-In Capital	—	90,840	295,000	(4)	22,077,637	(3)	21,734,045
			1,495	(5)	—
			35,079	(6)	—
			102,858	(7)	—
Accumulated Other Comprehensive (Loss)	(949,613)	—	—		—		(949,613)
Accumulated Deficit	(13,327,502)	(102,858)	—		102,858	(7)	(13,327,502)

Total Stockholders’ Equity	7,803,714	(5,858)	22,520,261		22,220,261		7,497,856

Total Liabilities and Stockholders’ Equity	$39,382,398	$292	$22,520,261		$22,520,261		$39,382,690

See Notes to Pro Forma Consolidated Financial Statements.

Explanation of Adjustments:

(1)	DesignLine International Holdings, LLC members’ units, 31,921,000 issued and outstanding.

(2)	Jasper Ventures common stock, $0.001 par value; 75,000,000 shares authorized, 6,160,000 shares issued and outstanding.

(3)	Conversion of 31,921,000 DesignLine International Holdings, LLC membership units to DesignLine International Corporation $0.0001 par value common shares upon conversion from a limited liability company to a C-corporation on July 22, 2009.

(4)	Purchase of 5,000,000 Jasper Ventures shares by DesignLine prior to merger.

(5)	Cancellation of 5,000,000 Jasper Ventures shares and issuance of: (i) 4,560,143 shares of Jasper Ventures to former stockholders of DesignLine in exchange for their shares of DesignLine at a ratio of one share of Jasper Ventures common stock for every seven shares of DesignLine common stock and (ii) issuance of 126,385 shares of Jasper Ventures common stock to the former controlling stockholder of Jasper Ventures.

(6)	Stock dividend consisting of six shares of Jasper Ventures common stock for each outstanding share, or 35,079,167 shares. As a result of this distribution, Jasper Ventures has 40,925,695 pro forma shares issued and outstanding.

(7)	Close out Jasper Ventures deficit to Additional Paid-in Capital.

Jasper Ventures, Inc.
Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2008
Unaudited

		Jasper
	DesignLine	Ventures
	December 31,	October 31,	Pro Forma Adjustments
	2008	2008	Debit	Credit	Combined Total

Sales	$28,811,793	$—	$—	$—	$28,811,793
Cost of Sales	24,080,073	—	—	—	24,080,073

Gross Profit	4,731,720	—	—	—	4,731,720
General and Administrative Expenses	(7,861,052)	(53,263)	—	—	(7,914,315)

Operating Loss	(3,129,332)	(53,263)	—	—	(3,182,595)

Other Expense	(62,963)	—	—	—	(62,963)
Interest Income	7,860	—	—	—	7,860
Interest Expense	(401,656)	—	—	—	(401,656)

Net Loss	$(3,586,091)	$(53,263)	$—	$—	$(3,639,354)

See Notes to Pro Forma Consolidated Financial Statements.

Jasper Ventures, Inc.
Pro Forma Consolidated Statement of Operations for the Six Month Period Ended July 4, 2009
Unaudited

		Jasper
	DesignLine	Ventures	Pro Forma Adjustments
	July 4, 2009	July 31, 2009	Debit	Credit	Combined Total

Sales	$22,043,190	$—	$—	$—	$22,043,190
Cost of Sales	20,891,549	—	—	—	20,891,549

Gross Profit	1,151,641	—	—	—	1,151,641
General and Administrative Expenses	3,686,324	17,514	—	—	3,703,838

Operating Loss	(2,534,683)	(17,514)	—	—	(2,552,197)

Other Expense	(8,915)	—	—	—	(8,915)
Interest Income	44,031	—	—	—	44,031
Interest Expense	(400,882)	—	—	—	(400,882)

Net Loss	$(2,900,449)	$(17,514)	$—	$—	$(2,917,963)

See Notes to Pro Forma Consolidated Financial Statements.

Jasper Ventures, Inc.
Notes to Pro Forma Consolidated Financial Statements
For the Six Months Ended July 4, 2009 and the Year Ended December 31 2008
The attached pro forma Consolidated Balance Sheet and Consolidated Statements of Operations for DesignLine International Holdings LLC, which subsequently converted to a C-corporation by merging with and into DesignLine International Corporation on July 22, 2009 (“DesignLine”), and Jasper Ventures, Inc. (“Jasper Ventures”) were prepared on an unaudited basis using the DesignLine audited financial statements for December 31, 2008, the Jasper Ventures audited financial statements for October 31, 2008, the DesignLine unaudited financial statements for the six-month interim period ended July 4, 2009, and the Jasper Ventures unaudited financial statements for the nine-month interim period ended July 31, 2009 and the six-month interim period ended April 30, 2009. Pro forma results for the six-month period ended July 31, 2009 for Jasper Ventures were calculated by adding the results for the quarter ended July 31, 2009 and the quarter ended April 30, 2009.
On October 5, 2009, Jasper Ventures completed a reverse triangular merger transaction in which it caused Jasper Merger Sub Inc., a wholly-owned subsidiary of Jasper Ventures to merge with and into DesignLine. Pursuant to purchase accounting rules, DesignLine is deemed to be the accounting survivor and Jasper Ventures is the acquired corporation. The only assets of Jasper Ventures at the time of the reverse merger were cash. It has no identifiable intangible assets. Pursuant to purchase accounting rules, the deficit of Jasper Ventures is absorbed into DesignLine’s consolidated additional paid-in capital. This resulted in a reduction of additional paid-in capital of $102,858 as of July 4, 2009.
The pro forma adjustments reflect the conversion of DesignLine from a limited liability company to a C-corporation, the change in the par value of common stock and additional paid-in capital due to the exchange of DesignLine $0.0001 par value common shares for Jasper Ventures $0.001 common shares and a subsequent Jasper Ventures six-for-one stock dividend. The following table presents the changes in the outstanding shares presented in these pro forma financial statements:

Jasper Ventures Shares Outstanding July 4, 2009	6,160,000
Cancellation of Jasper Ventures Shares Purchased by DesignLine	(5,000,000)
Issuance of Jasper Ventures Shares to Stockholders of Former DesignLine at a Ratio of One Share of Jasper Ventures Common Stock for Every Seven Shares of DesignLine Common Stock	4,560,143
Issuance of Shares of Jasper Ventures Common Stock to the Former Controlling Stockholder of Jasper Ventures	126,385
Six-For-One Stock Dividend	35,079,167

Total Pro Forma Outstanding Shares	40,925,695

The proforma shares outstanding of 40,925,695 as of July 4, 2009 differs from the 44,235,028 shares outstanding on October 6, 2009, upon completion of the reverse triangular merger and the above-mentioned stock dividend, due to the following third quarter 2009 subsequent events:
•	Conversion of convertible notes to common shares;
•	Issuance of shares in lieu of interest on convertible debentures;
•	Sale of additional shares to raise capital;
•	Shares issued to acquire certain assets of Transportation Techniques, LLC; and
•	Shares issued as compensation to consultants.